EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-43828, 333-54534, 333-102831 and 333-113099) of Lexar Media, Inc. of our report dated March 12, 2004 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 12, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 15, 2004